UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 30, 1999




                     PENN ENGINEERING & MANUFACTURING CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                      1-5356                  23-0951065
----------------------------         ------------           -------------------
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)           Identification No.)


              P.O. Box 1000, Danboro, Pennsylvania                    18916
            ----------------------------------------               ----------
            (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (215) 766-8853



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     Registrant is filing this amendment to its Form 8-K Current Report, which was filed initially with the Securities and Exchange Commission on October 15, 1999, for the purpose of reporting under this Item 7: (i) the historical financial statements of the acquired business; and (ii) the pro forma financial information.

(a)      Financial Statements of Businesses Acquired.

         Report of Independent Auditors
         Balance Sheet as of September 30, 1999
         Statement of Income for the Year Ended September 30, 1999
         Statement of Shareholders' Equity for the Year Ended September 30, 1999 Statement of Cash Flows for the Year Ended September 30, 1999
         Notes to Financial Statements

(b)      Pro Forma Financial Information
         Pro Forma Statement of Consolidated Income for the Nine Months Ended
           September 30, 1999 (Unaudited)
         Pro Forma Statement of Consolidated Income for the Year Ended
           December 31, 1998 (Unaudited)

(c)      Exhibits

Exhibit No.                        Exhibit Description
-----------                        -------------------
2.1 Stock Purchase Agreement among Penn Engineering & Manufacturing Corp. and Harriet Dudek, now known as Harriet Serven, Trustee of Trust B under Will of Richard C. Dudek, Deceased, Victor E. Carlson, Sara E. Carlson, John S. Perell, Elizabeth C. Perell and Martha Gail Anderson dated September 16, 1999. (Schedules omitted; the Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)*

2.2 Agreement of Sale for 800 Del Norte Boulevard, Oxnard, California, dated as of December 30, 1999 between Victor E. Carlson, Sara E. Carlson, John S. Perell, Elizabeth C. Perell, Harriet Dudek, now known as Harriet Serven, Trustee Under Will of Richard C. Dudek, Deceased, as Seller, and Penn Engineering & Manufacturing Corp., as Buyer. (Schedules omitted; the Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)*

10.4 Loan Agreement dated as of September 28, 1999 between Penn Engineering & Manufacturing Corp. and First Union National Bank.*

23.1     Consent of Ernst & Young LLP

-------------
*These exhibits are incorporated by reference to the initial filing of the Company's Form 8-K Current Report filed with the Commission on October 15, 1999.

                Report of Ernst & Young LLP, Independent Auditors

Board of Directors
R.C. Dudek & Company, Inc.

We have audited the accompanying balance sheet of R.C. Dudek Division of R.C. Dudek & Company, Inc. (the Company) as of September 30, 1999, and the related statement of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R.C. Dudek Division of R.C. Dudek & Company, Inc. as of September 30, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Woodland Hills, California
November 24, 1999

                             R.C. Dudek Division of
                           R.C. Dudek & Company, Inc.

                                  Balance Sheet

                               September 30, 1999


Assets
Current assets:
   Cash and cash equivalents                                         $ 1,025,872
   Accounts receivable, net of allowance for doubtful
     accounts of $169,746                                              5,454,695
   Inventory                                                           8,289,292
   Other current assets                                                  362,465
                                                                     -----------
Total current assets                                                  15,132,324

Property and equipment, net                                              236,034
                                                                     ===========
Total assets                                                         $15,368,358
                                                                     ===========

Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                                  $ 2,894,043
   Accrued expenses                                                      220,519
                                                                     -----------
Total current liabilities                                              3,114,562

Shareholders' equity:
   Common stock, $.10 par value; 750,000 shares
    authorized; 866 shares issued and outstanding                         12,549
   Retained earnings                                                  12,241,247
                                                                     -----------
                                                                      12,253,796
                                                                     -----------
Total liabilities and shareholders' equity                           $15,368,358
                                                                     ===========

See accompanying notes.

                             R.C. Dudek Division of
                           R.C. Dudek & Company, Inc.

                               Statement of Income

                          Year ended September 30, 1999


Sales                                                                $32,661,304

Costs and expenses:
   Cost of sales                                                      23,401,057
   Selling, general and administrative                                 6,223,325
                                                                     -----------
Income from operations                                                 3,036,922

Other income:
   Interest and other income                                              90,526
                                                                     -----------
Income before provision for income taxes                               3,127,448

Provision for income taxes                                                40,388
                                                                     -----------
Net income                                                           $ 3,087,060
                                                                     ===========
See accompanying notes

                             R.C. Dudek Division of
                           R.C. Dudek & Company, Inc.

                        Statement of Shareholders' Equity

                          Year ended September 30, 1999


                                                     Retained
                                      Amount         Earnings         Total
                                     -----------------------------------------
Balance at October 1, 1998           $12,549       $11,915,187     $11,927,736

Net income                                --         3,087,060       3,087,060

Distributions to shareholders             --        (2,761,000)     (2,761,000)
                                     -----------------------------------------

Balance at September 30, 1999        $12,549       $12,241,247     $12,253,796
                                     =========================================
See accompanying notes.

                             R.C. Dudek Division of
                           R.C. Dudek & Company, Inc.

                             Statement of Cash Flows

                          Year ended September 30, 1999


Operating activities
Net income                                                          $ 3,087,060
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation                                                        65,465
     Changes in operating assets and liabilities:
         Accounts receivable                                         (1,638,526)
         Inventory                                                      698,701
         Other current assets                                            23,099
         Accounts payable                                               875,663
         Accrued expenses                                              (239,241)
                                                                    -----------
Net cash provided by operating activities                             2,872,221

Investing activities
Acquisition of property and equipment                                    (4,921)
Sale of marketable securities                                           432,719
                                                                    -----------
Net cash provided by investing activities                               427,798

Financing activities
Shareholders' distributions                                          (2,761,000)
Payment to related party                                               (269,519)
                                                                    -----------
Net cash used in financing activities                                (3,030,519)
                                                                    -----------
Net increase in cash                                                    269,500
Cash at beginning of year                                               756,372
                                                                    ===========
Cash at end of year                                                 $ 1,025,872
                                                                    ===========

Supplemental disclosure of cash flow information
Cash paid during the year for:
     Income taxes                                                   $    46,318
                                                                    ===========

See accompanying notes.

                             R.C. Dudek Division of
                           R.C. Dudek & Company, Inc.

                          Notes to Financial Statements

                               September 30, 1999


1. Nature of Operations and Basis of Presentation

R.C. Dudek & Company, Inc. (the Company) is a California corporation which had two operating divisions, the R.C. Dudek Division (the Division), a distributor of industrial fasteners, and the FOGA division, which extrudes aluminum for point of purchase displays and trade show exhibits. Historically, approximately 98% of gross revenue of the Company was attributable to the R.C. Dudek Division. The FOGA division was sold in August 1999.

On September 30, 1999, Penn Engineering & Manufacturing Corp. (Penn) acquired all of the issued and outstanding capital stock of the Division for $34 million in cash. Most of the products the Division distributes are manufactured by Penn. These financial statements present the operations of the R.C. Dudek Division only.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Division considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory

Inventories, which consist solely of finished products, are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method.

Property, Equipment and Depreciation

Property and equipment is stated at cost and depreciated using straight-line or declining balance methods over the estimated useful lives of the assets ranging from 5 to 15 years. Depreciation expense was $65,465 for the year ended September 30, 1999.

Revenue Recognition

The Division recognizes revenue from product sales upon shipment.

                           R.C. Dudek & Company, Inc.

2. Summary of Significant Accounting Policies (continued)

Property and equipment consists of the following at September 30, 1999:

Machinery and equipment               $ 737,507
Transportation equipment                 16,036
Leasehold improvements                  171,112
                                      ---------
                                        924,655
Less accumulated depreciation          (688,621)
                                      ---------
Property and equipment, net           $ 236,034
                                      =========

Long-lived assets are evaluated for impairment where events or circumstances indicate that their carrying amount may not be recoverable. The Division makes an assessment of recoverability by estimating the future undiscounted cash flows excluding interest charges expected to result from the use of the property and its eventual disposition. If the carrying amount exceeds the aggregate future cash flows, an impairment loss is recognized to the extent that the carrying amount exceeds the fair value of the property.

Concentrations of Credit Risk

The Division places its cash and cash equivalents with federally insured financial institutions and in brokerage house and mutual funds (which are not insured) which limits the amount of credit exposure to any one financial institution or fund. From time to time, cash balances in bank accounts may exceed the $100,000 federally insured limit. The Division believes that it is not exposed to any significant concentration of credit risk on cash and cash equivalents.

The Division extends credit to its customers in the ordinary course of business. The Division does not require collateral from its customers, but routinely assesses the financial strength of its customers. Based upon the credit assessment process and due to the large number of customers comprising the Division's customer base and their dispersion across different industries and geographic locations, management believes that its receivable credit risk exposure is limited. As of September 30, 1999, the Division had no significant concentrations of credit risk with respect to trade receivables.

                           R.C. Dudek & Company, Inc.

2. Summary of Significant Accounting Policies (continued)

Significant Suppliers and Customers

One supplier, Penn, accounted for approximately 91% of the Division's purchases for the year ended September 30, 1999. As more fully described in Note 1, the Division was acquired by Penn on September 30, 1999.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company generally does not pay federal or state corporate income taxes on its taxable income. Instead, the shareholders will report, for federal and state income tax purposes, their proportionate share of the Company's taxable income or loss. The Company is subject to California state income taxes at a rate of 1.5% of taxable income.

The Corporation is required to maintain a deposit with the Internal Revenue Service in order to use a tax year end other than December 31. The Corporations' tax year end is September 30. As of September 30, 1999, the deposit amount is $327,413 and is included in other current assets in the accompanying balance sheet.

Use of Estimates in Preparing Financial Statements

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

3. Retirement Plan

The Company sponsors a defined contribution plan covering substantially all of its employees. Contributions are determined based on a percentage of each participant's salary. Included in the accompanying statement of income is plan contribution expense for the year ended September 30, 1999 of $206,050.

                           R.C. Dudek & Company, Inc.

4. Commitments

Leases and Related Party Transactions

The Company leases certain office and warehouse space under non-cancelable operating leases expiring at various dates through 2005, including its principal operating facility in Oxnard, California which is owned by the shareholders of the Company. Rental expense of $274,167 ($163,689 applicable to related parties) is included in selling, general and administrative expenses for the year ended September 30, 1999.

Aggregate minimum lease payments under all non-cancelable operating leases during the next five years and thereafter are as follows:

             2000                                    $  322,892
             2001                                       277,584
             2002                                       262,240
             2003                                       254,436
             2004                                       254,436
             Thereafter                                 318,045
                                                     ----------
                                                     $1,689,633
                                                     ==========

5. Fair Value of Financial Instruments

Statement of Financial Accounting Standard (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value, to the extent practicable, for financial instruments which are recognized or unrecognized in the balance sheet. At September 30, 1999, financial instruments include cash and cash equivalents, trade receivables and payables. The carrying value of these instruments approximate their fair value due to the near term maturities of these instruments.

                           R.C. Dudek & Company, Inc.

6. Impact of Year 2000 (Unaudited)

The Year 2000 Problem is the result of computer hardware and software systems (collectively referred to as "Systems" and individually as a "System" having been designed to use a two digit code rather than a four digit code to define the applicable year, as in "98" to represent 1998. Any of the Company's Systems may misinterpret a date using "00" as the year 1900 rather than the year 2000. This could result in errors causing such Systems to become unreliable or could cause such System to fail.

The Company began a company-wide assessment in 1997 (the Project) to identify the Company's reliance on Systems using a two digit date code as well as the Company's exposure to third party customers and suppliers critical to the Company's operations. The Project includes an assessment of the Company's dependence upon such Systems and third parties as well as establishing priorities for addressing any Systems or third party customers and suppliers which are assessed as a potential year 2000 compliance risk.

The Company has substantially completed the conversion of the System so it is deemed to be Year 2000 compliant. Although there can be no assurance, management considers the financial impact and risk of significant loss because of a Year 2000 Problem to be minimum.

The Company maintain contingency plans in the normal course of business designed to be deployed in the event of various potential business interruptions. The Company does not currently anticipate that they will experience a significant disruption to their business as a result of the Year 2000 matters; however, due to the general uncertainty over Year 2000 readiness of third-parties, the Company is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on its financial statements or results of operations.

 Unaudited Pro Forma Statement of Consolidated Income for the Nine Months Ended
             September 30, 1999 and the Year Ended December 31, 1998

    The unaudited pro forma statement of consolidated income for the nine months ended September 30, 1999 has been prepared assuming the Dudek acquisition was completed on January 1, 1999. The unaudited pro forma statement of consolidated income for the year ended December 31, 1998 has been prepared assuming the Dudek acquisition was completed on January 1, 1998.

     The unaudited pro forma statements of consolidated income do not purport to represent what Penn Engineering & Manufacturing Corp.'s actual results of operations would have been had the acquisition occurred as of such dates, or to project Penn Engineering & Manufacturing Corp.'s results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of the purchase price to the assets and liabilities of Dudek are preliminary and the final allocations may differ from the amounts reflected herein. The unaudited pro forma statements of consolidated income should be read in conjunction with Penn Engineering & Manufacturing Corp.'s historical consolidated financial statements and notes thereto and the historical financial statements of R.C. Dudek & Company, Inc. which have been included elsewhere in this Current Report on Form 8-K/A.

            UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED INCOME FOR
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1999


                                                         (in thousands except share & per share data)
                                      ----------------------------------------------------------------------------
                                      Penn Engineering and    R.C. Dudek &        Pro Forma              Pro Forma
                                       Manufacturing Corp.    Company, Inc.      Adjustments           Consolidated
                                      --------------------    -------------      -----------           ------------

NET SALES                                  $  141,415         $   25,415         $  (15,874)(1)         $  150,956
COST OF PRODUCTS SOLD                          96,402             18,465            (14,657)(1)            100,210
                                           ----------         ----------         ----------             ----------

GROSS PROFIT                                   45,013              6,950             (1,217)                50,746
OTHER EXPENSES:
Selling expenses                               14,786              2,650               (783)(1)             16,653
Goodwill amortization                            --                 --                  792 (2)                792
General and administrative expenses            11,501              2,003               (134)(3)             13,370
                                           ----------         ----------         ----------             ----------

    TOTAL                                      26,287              4,653               (125)                30,815

OPERATING PROFIT                               18,726              2,297             (1,092)                19,931
OTHER INCOME (EXPENSE) - NET                      523                144               (973)(4)               (306)
                                           ----------         ----------         ----------             ----------

INCOME BEFORE INCOME TAXES                     19,249              2,441             (2,065)                19,625
PROVISION FOR INCOME TAXES                      6,458                 41                 87 (5)              6,586
                                           ----------         ----------         ----------             ----------

NET INCOME                                 $   12,791         $    2,400         $   (2,152)            $   13,039
                                           ==========         ==========         ==========             ==========

NET INCOME PER SHARE - BASIC                                                                            $     1.51
                                                                                                        ==========
WEIGHTED AVERAGE SHARES OUTSTANDING                                                                      8,642,523
                                                                                                        ==========

NET INCOME PER SHARE - DILUTED                                                                          $     1.51
WEIGHTED AVERAGE SHARES OUTSTANDING                                                                      8,642,523
NET EFFECT OF DILUTUVE SECURITIES                                                                           16,008
                                                                                                        ----------
TOTAL SHARES OUTSTANDING USED IN
    COMPUTING DILUTED EARNINGS PER SHARE                                                                 8,658,531
                                                                                                        ==========

Notes to the Unaudited Pro Forma Statements of Consolidated Income for the Nine
                        Months Ended September 30, 1999


(1) To eliminate sales and cost of products sold for sales from the Company to Dudek during the nine month period ended September 30, 1999. The pro forma adjustment also eliminates Dudek commission revenue of $1,217,000 and Dudek commission expense of $783,000 related to the Dudek Manufacturer's Representative Business (Rep Business). Dudek historically recorded the revenue from its Rep Business as a reduction to cost of products sold. Dudek was party to a manufacturer's representative agreement with the Company whereby Dudek earned commissions from the Company and paid commissions to certain sales representatives. The manufacturer's representative agreement was terminated on the acquisition date in accordance with the terms of the Stock Purchase Agreement.

(2) To record amortization expense for the goodwill associated with the Dudek acquisition using the straight line method over a period of 20 years, as if the acquisition occurred on January 1, 1999.

(3) To (a) adjust depreciation expense for the change in the basis of property and equipment as if the acquisition of Dudek occurred on January 1, 1999,
     (b) record depreciation expense related to the office and warehouse facilities acquired by the Company utilized in the business and (c) eliminate rent expense for the offices and warehouses which the Company acquired, that were previously being leased by Dudek from its shareholders.

(4) To record interest expense related to borrowings of $20,000,000 on the Company's acquisition line of credit which bears interest at 5.90% and $2,000,000 on the Company's demand line of credit which bears interest at 5.85%, used to finance the acquisition of Dudek, as if the acquisition occurred on January 1, 1999.

(5) To adjust income taxes for the termination of the Subchapter S status of Dudek.

            UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED INCOME FOR
                        THE YEAR ENDED DECEMBER 31, 1998



                                                                    (in thousands except share & per share data)
                                              ---------------------------------------------------------------------------------
                                              Penn Engineering and     R.C. Dudek &            Pro Forma              Pro Forma
                                               Manufacturing Corp.     Company, Inc.          Adjustments            Consolidated
                                              --------------------     -------------         ------------            ------------
NET SALES                                          $  179,687           $   29,684           $  (21,046)(1)           $  188,325
COST OF PRODUCTS SOLD                                 124,468               20,725              (19,366)(1)              125,827
                                                   ----------           ----------           ----------               ----------

GROSS PROFIT                                           55,219                8,959               (1,680)                  62,498
OTHER EXPENSES:
Selling expenses                                       18,414                3,575               (1,021)(1)               20,968
Goodwill amortization                                    --                   --                  1,056 (2)                1,056
General and administrative expenses                    14,386                2,290                 (168)(3)               16,508
                                                   ----------           ----------           ----------               ----------

    TOTAL                                              32,800                5,865                 (133)                  38,532

OPERATING PROFIT                                       22,419                3,094               (1,547)                  23,966
OTHER INCOME (EXPENSE) - NET                            1,781                  267               (1,297)(4)                  751
                                                   ----------           ----------           ----------               ----------

INCOME BEFORE INCOME TAXES                             24,200                3,361               (2,844)                  24,717
PROVISION FOR INCOME TAXES                              7,620                   41                  122 (5)                7,783
                                                   ----------           ----------           ----------               ----------

NET INCOME                                         $   16,580           $    3,320           $   (2,966)              $   16,934
                                                   ==========           ==========           ==========               ==========

NET INCOME PER SHARE - BASIC                                                                                          $     1.96
                                                                                                                      ==========
WEIGHTED AVERAGE SHARES OUTSTANDING                                                                                    8,632,739
                                                                                                                      ==========

NET INCOME PER SHARE - DILUTED                                                                                        $     1.96
WEIGHTED AVERAGE SHARES OUTSTANDING                                                                                    8,632,739
NET EFFECT OF DILUTUVE SECURITIES                                                                                         26,359
                                                                                                                      ----------
TOTAL SHARES OUTSTANDING USED IN
    COMPUTING DILUTED EARNINGS PER SHARE                                                                               8,659,098
                                                                                                                      ==========

Notes to the Unaudited Pro Forma Statements of Consolidated Income for the Year
                            Ended December 31, 1998


(1) To eliminate sales and cost of products sold for sales from the Company to Dudek during the year ended December 31, 1998. The pro forma adjustment also eliminates Dudek commission revenue of $1,680,000 and Dudek commission expense of $1,021,000 related to the Dudek Manufacturer's Representative Business (Rep Business). Dudek historically recorded the revenue from its Rep Business as a reduction to cost of products sold. Dudek was party to a manufacturer's representative agreement with the Company whereby Dudek earned commissions from the Company and paid commissions to certain sales representatives. The manufacturer's representative agreement was terminated on the acquisition date in accordance with the terms of the Stock Purchase Agreement.

(2) To record amortization expense for the goodwill associated with the Dudek acquisition using the straight line method over a period of 20 years, as if the acquisition occurred on January 1, 1998.

(3) To (a) adjust depreciation expense for the change in the basis of property and equipment as if the acquisition of Dudek occurred on January 1, 1998,
     (b) record depreciation expense related to the office and warehouse facilities acquired by the Company utilized in the business and (c) eliminate rent expense for the offices and warehouses which the Company acquired, that were previously being leased by Dudek from its shareholders.

(4) To record interest expense related to borrowings of $20,000,000 on the Company's acquisition line of credit which bears interest at 5.90% and $2,000,000 on the Company's demand line of credit which bears interest at 5.85%, used to finance the acquisition of Dudek, as if the acquisition occurred on January 1, 1998.

(5) To adjust income taxes for the termination of the Subchapter S status of Dudek.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PENN ENGINEERING &
                                         MANUFACTURING CORP.


Date: December 13, 1999                  By: /s/ Mark W. Simon
                                             -----------------------------
                                             Mark W. Simon, Vice President
                                             and Chief Financial Officer